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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

                            ------------------------

    We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated February 24, 1997 on our audits of the consolidated financial statements of The Cheesecake Factory Incorporated and Subsidiaries as of December 29, 1996 and December 31, 1995 and for each of the three years in the period ended December 29, 1996, which report is included in the Company's Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."

                                          COOPERS & LYBRAND L.L.P.

Los Angeles, California
September 23, 1997